Exhibit 10.1

VERITEX COMMUNITY BANK — LOAN NO. 1703864

VERITEX COMMUNITY BANK — LOAN NO.  (TERM LOAN FACILITY — SEPTEMBER 13, 2018)

SIXTEENTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SIXTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of SEPTEMBER 13, 2018 (the “Amendment Effective Date”), is by and between (a) VERITEX COMMUNITY BANK, a Texas state bank, as successor-in-interest to SOVEREIGN BANK by merger (together with its successors and assigns, “Lender”), and (b) DAWSON GEOPHYSICAL COMPANY, a Texas corporation (“Debtor”), formerly known as TGC INDUSTRIES, INC.

RECITALS

WHEREAS, Debtor and Lender entered into that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of SEPTEMBER 16, 2009 (as amended, modified, and restated from time to time, the “Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein.

WHEREAS, the parties desire to amend the Agreement pursuant to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.  Section 1(d) of the Agreement is hereby amended in its entirety to read as follows:

(d)                                 “Collateral” means:

(i)                                     All present and future accounts and general intangibles now owned or hereafter acquired;

(ii)                                  All equipment including; without limitation, all equipment identified on Exhibit 1(d) attached hereto, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing (such equipment as identified on Exhibit 1(b) being collectively, the “Term Loan Facility — September 13, 2018 - Equipment”);

(iii)                               All books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral described in clause (i) or (ii) above, as applicable, and all rights to retrieve data and other information pertaining directly or indirectly to the Collateral described in clause (i) or (ii) above, as applicable from third parties; and

(iv)                              All SUPPORTING OBLIGATIONS, PRODUCTS and PROCEEDS of all of the foregoing, as applicable (including without limitation, insurance payable by reason of loss or damage to the foregoing property).

2.                                      Amendment to Section 2(c) of the Agreement.  Section 2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c)                                  Term Loan Facility.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor in a single advance an aggregate sum not to exceed SIX MILLION FIVE HUNDRED EIGHTEEN THOUSAND ONE HUNDRED SEVEN AND 51/100 DOLLARS ($6,518,107.51) (the “Term Loan Facility — September 13, 2018”) on

SIXTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT — PAGE 1

VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY

SEPTEMBER 13, 2018 and continuing until the EARLIER of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) SEPTEMBER 13, 2021.  Amounts repaid under the Term Loan Facility — September 13, 2018 may not be reborrowed.

3.                                      Amendment to Section 3 of Agreement.  Section 3 of the Agreement is hereby amended in its entirety to read as follows:

3.                                      Promissory Notes, Rate and Computation of Interest.  (i) the Revolving Credit Facility shall be evidenced by the Revolving Credit Note, and (ii) the Term Loan Facility — September 13, 2018 shall be evidenced by a Note (the “Term Loan Facility — September 13, 2018 — Note”).  Interest on each Note shall accrue at the rates set forth therein.  The principal of and interest on each Note shall be due and payable in accordance with the terms and conditions set forth in such Note and in this Agreement.

4.                                      Grant of Security Interest.  Lender and Debtor agree that (a) a separate and distinct portion of the Collateral shall secure the Revolving Credit Facility, and (b) a separate and distinct portion of the Collateral shall secure the Term Loan Facility — September 13, 2018.  Accordingly, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness arising under the Revolving Credit Facility, Debtor hereby re-pledges to and re-grants Lender, a security interest in, all of Debtor’s right, title and interest in the Collateral described in Sections 1(d) of the Agreement, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness arising under the Term Loan Facility — September 13, 2018, Debtor hereby pledges to and grants Lender, and re-pledges, a security interest in, all of Debtor’s right, title and interest in the Term Loan Facility — September 13, 2018 — Equipment and the Collateral described in Section 1(d)(iii) and (iv), whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.

5.                                      Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender (a) this Amendment, (b) the Term Loan Facility — September 13, 2018 — Note, and (c) such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

6.                                      Payment Expenses.  Debtor agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

7.                                      Ratifications.  Except as expressly modified and superseded by this Amendment, the Agreement and the other Loan Documents are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the indebtedness arising under the Loan Documents.  Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future collateral.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

8.                                      Representations, Warranties and Confirmations.  Debtor hereby represents and warrants to Lender that: (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment; and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment

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VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY

do not require the consent of any other person and do not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

9.                                      Release.  Debtor hereby acknowledges and agrees that it knows of no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of Debtor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender with respect thereto.  To the extent Debtor knows of any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights, Debtor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever with respect thereto, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

10.                               Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

11.                               Reference to Loan Documents.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to any Loan Document shall mean and refer to such Loan Document as amended hereby.

12.                               Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

13.                               Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS THE SAME MAY BE AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

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VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the Amendment Effective Date.

LENDER:		ADDRESS:

VERITEX COMMUNITY BANK		8214 Westchester Drive, Suite 100
Dallas, TX 75225

By:	/s/ Stephanie Baird Velasquez
Name:	Stephanie Baird Velasquez
Title:	Market President

With copies of notices to:		HUSCH BLACKWELL LLP
2001 Ross Avenue, Suite 2000
Dallas, TX 75201
		Attention:	Steven S. Camp

DEBTOR:		ADDRESS:

DAWSON GEOPHYSICAL COMPANY		101 E. Park Blvd., Suite 955
Plano, TX 75074

By:	/s/ Wayne Whitener
Name:	Wayne Whitener
Title:	Executive Vice Chairman

SIXTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT — SIGNATURE PAGE

VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY